SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NOCOPI TECHNOLOGIES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                       N/A
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:
--------------------------------------------------------------------------------
(4) Date Filed:
--------------------------------------------------------------------------------

                            NOCOPI TECHNOLOGIES, INC.
                               230 Sugartown Road
                            Wayne, Pennsylvania 19087


                            NOTICE OF ANNUAL MEETING


         The Annual Meeting of Shareholders (the "Meeting") of Nocopi Technologies, Inc., a Maryland corporation (the "Company") will be held at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 at 9:30 a.m. Eastern Daylight Savings Time on June 9, 1997 for the following purposes:

         1. To elect 6 directors for a one year term to expire at the next annual meeting of shareholders of the Company;

         2. To approve the selection of Coopers & Lybrand L.L.P. as independent auditors; and

         3. To take action upon any other matters which may properly come before the meeting.

         Shareholders of record at the close of business on April 14, 1997 are entitled to notice of and to vote at the Meeting and any adjournment thereof.

         It is important that your shares be represented at the Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Joel A. Pinsky,
                                              Secretary

April 30, 1997

                            NOCOPI TECHNOLOGIES, INC.
                               230 Sugartown Road
                            Wayne, Pennsylvania 19087

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 9, 1997

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nocopi Technologies, Inc., a Maryland corporation (the "Company") of proxies to be voted at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on June 9, 1997 at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355 at 9:30 a.m., Eastern Daylight Savings Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to the Company's shareholders on or about April 30, 1997.

         If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be acted upon, his shares will be voted in accordance with that shareholder's choice. If no choice is indicated, the shares will be voted "FOR" the election of the nominees identified herein to the Board of Directors, "FOR" ratification of the appointment of the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, to audit the accounts and records of the Company for the fiscal year ending December 31, 1997, and in the discretion of the proxies, "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting. A shareholder giving a proxy may revoke it at any time by giving written notice to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, or by attending the Meeting and voting in person.


                         PERSONS MAKING THE SOLICITATION

         This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling and mailing the proxy materials to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers, and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees, and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.


                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only shareholders of record at the close of business on April 14, 1997, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

         A list of shareholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, 230 Sugartown Road, Wayne, Pennsylvania 19087 from May 1, 1997 through June 9, 1997, for inspection by any shareholder for any purpose germane to the Meeting.

Shareholder Voting
         All voting rights with respect to the election of six (6) directors of the Company (Proposal No. 1 below) and with respect to all other proposals coming before the Meeting are vested exclusively in the holders of the Company's $0.01 par value voting common stock (the "Common Stock"), with each share entitled to one vote. Cumulative voting in the election of directors is not allowed. On April 14, 1997, the Company had 14,080,654 shares of Common Stock outstanding.

         One-third of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting. The nominees receiving a plurality of votes cast at the Meeting, assuming a quorum is present, will be elected as directors. The affirmative vote of a majority of the votes cast, provided a quorum is present, is necessary to ratify the appointment of Coopers & Lybrand L.L.P., Certified Public Accountants, to audit the accounts and records of the Company for the fiscal year ending December 31, 1997. To the Company's knowledge, no single person or entity, and no group of persons, controls sufficient votes to determine the outcome of any of the proposals being voted upon by the shareholders.

                              SECURITY OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of April 14, 1997, the stock ownership of each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                           Common Stock
                                             -----------------------------------
                                                Number
                                              of Shares
                   Name and                  Beneficially            Percentage
          Address of Beneficial Owner           Owned                 of Class
          ---------------------------        ------------            -----------
Ray B. Mundt(1)                               2,100,998               14.7%
230 Sugartown Road
Wayne, PA  19087

Norman A. Gardner(2)                          2,100,998               14.7%
230 Sugartown Road
Wayne, PA  19087

Account Management Corp.(3)                     993,600                7.1%
2 Newbury Street
Boston, MA  02116

-----------------------------

(1) Mr. Mundt is the record owner of 1,165,198 shares of the Company's Common Stock. In addition, 730,000 shares of Common Stock beneficially owned by Mr. Gardner and options to purchase 243,000 shares of Common Stock granted to Mr. Gardner are subject to a pooling agreement between Messrs. Mundt and Gardner. Of such options, 205,800 are presently exercisable. For purposes of beneficial ownership, these shares and the presently exercisable options have been attributed to Mr. Mundt. Does not include options to purchase 37,200 shares held by Mr. Gardner subject to the aforementioned pooling agreement, which are not presently exercisable. Also does not include 86,000 shares of Common Stock owned by various persons related to Mr. Mundt, as to which he disclaims beneficial ownership.

(2 Mr. Gardner directly holds 10,000 shares of Common Stock and indirectly holds beneficially an additional 720,000 shares of Common Stock by virtue of his ownership of 100% of the issued and outstanding common stock of A.Z.O.I. International, Inc. For purposes of beneficial ownership, all shares of the Company's Common Stock held A.Z.O.I. International, Inc. have been attributed to Mr. Gardner. In addition, 1,165,198 shares owned by Mr. Mundt are subject to a pooling agreement between Messrs. Mundt and Gardner. For purposes of beneficial ownership, these shares have been attributed to Mr. Gardner. Includes presently exercisable options to purchase 205,800 shares of the Company. Does not include options to purchase 37,200 shares of Common Stock, which options are not presently exercisable.

(3) According to the Schedule 13-G filed by Account Management Corp., it holds these shares on behalf of investment advisory clients and possesses dispositive power but not voting power with respect thereto.

                        SECURITY OWNERSHIP OF MANAGEMENT

            The following table sets forth, as of April 14, 1997, the stock ownership of each director, director nominee and Named Executive (as set forth under the heading "Executive Compensation") individually, and of all directors and executive officers of the Company as a group.


                                                                Common Stock
                                                   -----------------------------
                                                      Number
                                                    of Shares
                                                   Beneficially      Percentage
        Name of Beneficial Owner                      Owned          of Class(1)
        ------------------------                   ------------      -----------
Edward N. Patrone                                     - 0 -                 *

Norman A. Gardner(2)                                2,100,998           14.7%

William F. Drake, Jr.                                  89,998               *

Dr. Arshavir Gundjian(3)                              155,750            1.1%

Ray B. Mundt(4)                                     2,100,998           14.7%

Joel A. Pinsky                                          6,000               *

Dr. Frank Cistone(5)                                   31,500               *

William H. Watson(6)                                   57,000               *

All Executive Officers and Directors as a Group     2,511,696           17.3%
 (9 individuals)(7)

-----------------------------
*  Less than 1.0%.

(1) Where the Number of Shares Beneficially Owned (reported in the preceding column) includes shares which may be purchased upon the exercise of outstanding stock options which are or within 60 days will become exercisable ("presently exercisable options") the percentage of class reported in this column has been calculated assuming the exercise of such presently exercisable options.

(2) Mr. Gardner directly holds 10,000 shares and indirectly holds beneficially 720,000 shares of Common Stock by virtue of his ownership of 100% of the issued and outstanding common stock of A.Z.O.I. International, Inc. For purposes of beneficial ownership, all shares of the Company's Common Stock held A.Z.O.I. International, Inc. have been attributed to Mr. Gardner. In addition, 1,165,198 shares owned by Mr. Mundt are subject to a pooling agreement between Messrs. Mundt and Gardner. For purposes of beneficial ownership, these shares have been attributed to Mr. Gardner. Includes presently exercisable options to purchase 205,800 shares of the Company. Does not include options to purchase 37,200 shares of the Company which options are not presently exercisable.

(3)  Includes presently exercisable stock options to purchase 73,250 shares.

(4) Mr. Mundt is the record and beneficial owner of 1,165,198 shares of the Company's Common Stock. In addition, 935,800 shares of Common Stock beneficially owned by Mr. Gardner (including shares which may be acquired upon the exercise of presently exercisable stock options) are subject to a pooling agreement entered into by Messrs. Mundt and Gardner and are deemed to be beneficially owned by each of them. Does not include 86,000 shares of Common Stock owned by relatives of Mr. Mundt.

(5) Represents presently exercisable stock options to purchase 31,500 shares of Common Stock.

(6) Represents presently exercisable stock options to purchase 57,000 shares. Mr. Watson resigned as an executive officer of the Company on September 30, 1996.

(7) Includes shares of Common Stock which may be acquired upon the exercise of options by Messrs. Cistone, Gardner, Gundjian and Watson in the amounts set forth above for such individuals, and 21,200 shares and 59,250 shares which may be acquired upon the exercise of options held by Mr. Klumpp and Mr. Lutterschmidt, respectively.

Except as stated herein, there are no arrangements known to the Company which may result in a change in control of the Company and each shareholder has sole voting and investment power with respect to the Company's common shares included in the above table.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         A total of six directors will be elected at the Meeting by the holders of the Company's Common Stock. The proxies will not be voted for a greater number of persons than the number of nominees named herein. The persons named as "Proxies" in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted "FOR" the nominees. If at the time of the Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

         Management of the Company recommends the election of the six director nominees set forth below, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, or removal. Management has nominated the following persons for election as directors: Edward N. Patrone; Norman A. Gardner; William
F. Drake, Jr.; Dr. Arshavir Gundjian; Ray B. Mundt; and Joel A. Pinsky.


                 DIRECTORS, NOMINEES FOR DIRECTORS AND OFFICERS

         Directors of the Company hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of the Company are appointed by and serve at the pleasure of the Board of Directors.

         The directors, nominees for directors and officers of the Company, their ages, present positions with the Company, and a summary of their business experience are set forth below.

         Edward N. Patrone, 62, has served as a director since 1996 and as Chairman of the Board since February 1997. Mr. Patrone acted as the president of Paper Corporation of America, a division of Alco Standard Corporation, until his retirement in May 1991. Since retiring, Mr. Patrone has been active as a private consultant to business. Mr. Patrone also serves as a director of CompuCom Systems Corp. and PrimeSource Corp.

         Norman A. Gardner, 54, Founder, President, Chief Executive Officer and a director of the Company. He has been the President and a director of the Company since 1985, and served as Treasurer from 1991 to 1993.

         William F. Drake, Jr., 65, a director of the Company since 1992. Mr. Drake has served as a director and Vice Chairman of Ikon Office Solutions, Inc. (formerly Alco Standard Corporation) for more than five years and, since October 1996, as its General Counsel. From 1988 until September 1996, Mr. Drake served as a partner in the law firm of Montgomery, McCracken, Walker & Rhoads, LLP, and he continues of counsel to that firm.

         Dr. Arshavir Gundjian, 61, Senior Vice President, Technology & Technical Sales Worldwide (since 1985) and a director (since 1991) of the Company. Dr. Gundjian has held a teaching and research position in the specialized areas of electronic semi-conductors and laser optics at McGill University in Montreal, Quebec since 1965, and has published more that 25 papers in these areas. He was Chairman of Graduate Studies of the McGill University Department of Electrical Engineering until 1989. Dr. Gundjian is also Chairman of the International Electro-Technical Commission Canadian Subcommittee on laser equipment. He is a member of the Optical Society of America and the New York Academy of Sciences.

         Ray B. Mundt, 68, has served as a director of the Company since 1989, and as Chairman of the Board of Directors from 1990 until February 1997. Mr. Mundt served as Chairman of the Board of Directors (from 1986 to 1995) and as Chief Executive Officer (from 1986 to 1993) of Alco Standard Corporation. Since July 1996, Mr. Mundt has served as Chairman and Chief Executive Officer of Unisource Worldwide, Inc., formerly a unit of Alco Standard Corporation. Mr. Mundt is also currently a director of Liberty Mutual Insurance Company, Liberty Mutual Fire Company and Liberty Mutual Finance Company.

         Joel A. Pinsky, 61, Secretary and General Counsel of the Company, has served as a director since 1992. Mr. Pinsky has engaged in the practice of law as a partner with the law firm of Gross, Pinsky (barristers and solicitors) for more than thirty years.

         Rudolph A. Lutterschmidt, 50, Vice President and Chief Financial Officer (since 1994) of the Company. Mr. Lutterschmidt became Vice President and Controller of the Company in April 1992 after having served as the Company's Controller on a consulting basis from July 1991 to March 1992. He is a member of the Financial Executives Institute and the Institute of Management Accountants and is a Certified Management Accountant.

         Dr. Frank Cistone, 43, Vice President, Technology & Operations. Dr. Cistone joined the Company in September 1995 and was appointed Vice President, Technology and Operations in March 1996. From 1991 through September 1995, he was president of Pantek, USA, responsible for technological, engineering and strategic consulting services to the fluoropolymers industry. He is a longtime member of the American Chemical Society.

         Jack J. Klumpp, 43, Vice President, Security Paper Group. Mr. Klumpp joined the Company in March 1993 and became Vice President, Security Paper Group in March 1996. From September 1988 until he joined the Company, he served the James River Paper Company as product manager for its tag and label product line and director of human resources for that division's production facility.

         Mr. Klumpp is the son-in-law of Mr. Mundt. Except for this relationship, there are no family relationships among any of the directors or executive officers of the Company; nor are there any arrangements or understandings between any director or director nominee and any other person pursuant to which such director or director nominee was or is to be selected as a director or nominee.

         The Board of Directors has the following standing committees:

         1. An Executive Committee composed of Messrs. Mundt, Drake, Gardner and Pinsky, which has the authority to act for the Board in all matters arising between regular or special meetings of the Board. The Executive Committee met three times during the year ended December 31, 1996.

         2. An Audit Committee composed of Messrs. Patrone and Drake, which selects, subject to Board approval (and, if the Board so determines, subject to shareholder approval), the independent accountants to audit the Company's books and records, and considers and acts upon accounting matters as they arise. The Audit Committee met once during the year ended December 31, 1996.

         3. A Compensation Committee, composed of Messrs. Pinsky and Drake. The Compensation Committee administers the Company's stock option plans and recommends compensation policies to the Board of Directors. The Compensation Committee met two times during the year ended December 31, 1996.

         4. A Nominating Committee, composed of Messrs. Mundt, Gardner, Drake and Pinsky. The Nominating Committee recommends nominees for election as director to the Board of Directors. The Nominating Committee met once during the year ended December 31, 1996.

         The Board of Directors met four times during the year ended December 31, 1996. During 1996, no director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of each committee on which such director serves.

                                 PROPOSAL NO. 2

                            RATIFICATION OF AUDITORS

         The firm of Coopers & Lybrand L.L.P., Certified Public Accountants, has audited the Financial Statements of the Company as at December 31, 1996 and for the year then ended. The Board of Directors has appointed such firm to audit the accounts and records of the Company for the fiscal year ended December 31, 1997. It is proposed that the appointment of Coopers & Lybrand L.L.P. be submitted to the shareholders for ratification. Neither such firm nor any of its members or any of their associates has or has had any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

         Shareholder ratification of this appointment is not required. Management has submitted this matter to the Shareholders because it believes the shareholders' views on the matter should be considered and if the proposal is not approved, management may reconsider the appointment for the fiscal year ending December 31, 1997. The Board of Directors recommends that the shareholders vote "FOR" this proposal.

         It is anticipated that a representative of Coopers & Lybrand L.L.P. will be present at the Meeting. Such representative will be given the opportunity to make a statement should he so desire and will be available to answer appropriate questions.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation for 1996, 1995 and 1994 earned by or paid to Norman Gardner the Company's Chief Executive Officer, and the only other executive officers whose total annual salary and bonus for 1996 exceeded $100,000 (the "Named Executives").


                                                        SUMMARY COMPENSATION TABLE


                                        Annual Compensation                       Long Term Compensation
                                --------------------------------------    -------------------------------------
                                                                                  Awards                Payouts
                                                                                  ------                -------
       Name                                               Other Annual    Restricted                     LTIP       All Other
       and                                                 Compensa-        Stock         Options/      Payouts     Compensa-
     Position          Year     Salary($)     Bonus($)       tion($)      Awards ($)       SARs(#)        ($)        tion($)
     --------          ----     ---------     --------       -------      ----------      --------       -----       -------
Norman A.              1996     $195,000          -          13,458(1)         -              -            -            -
Gardner,               1995      152,625       26,666        14,019(1)         -             23,000        -            -
President &            1994      160,875          -          14,775(1)         -            180,000        -            -
Chief Executive
Officer

Dr. Arshavir           1996      165,000          -          21,500(3)         -             20,000        -            -
Gundjian, Senior       1995      138,750       26,666         9,504(1)         -             33,250        -            -
Vice President,        1994      146,166       15,000        11,096(1)         -             20,000        -            -
Technology &
Technical Sales
Worldwide

William H.             1996      133,872(2)       -             -                             -            -            -
Watson, III,           1995      129,500        26,666        6,000(1)         -             21,500        -            -
Vice President,        1994       85,346          -           3,500(1)         -             60,000        -            -
Sales &
Marketing

Dr. Frank              1996      100,000          -           4,800(1)         -              -            -            -
Cistone, Vice          1995       30,769          -           1,600(1)         -             31,500        -            -
President,             1994         -             -             -              -              -            -            -
Technology &
Operations


-----------------------------

(1)  Reimbursement of automobile expense.

(2) Includes $28,333 in consulting fees paid to a firm controlled by Mr. Watson for consulting services rendered following his resignation on September 30, 1996.

(3) Reimbursement of automobile expenses and expense allowances related to extended foreign travel.

         The following table furnishes information concerning stock options granted during 1996.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential Realizable Value at
                                                                                                           Assumed Annual Rates of
                                                                                                          Stock Price Appreciation
                               Individual Grants                                                              for Option Term
---------------------------------------------------------------------------------------------------    -----------------------------
                                               % of Total
                             Securities       Options/SARs
                             Underlying        Granted to
                              Options/        All Employees    Exercise of Base
           Name           SARs Granted (#)   in Fiscal Year     Price ($/Sh.)      Expiration Date       5% ($)(1)      10% ($)(1)
           ----           ----------------   --------------    ---------------     ---------------       ---------      ----------

====================================================================================================================================
Dr. Arshavir Gundjian         20,000             48.5               3.10               5/2001             17,100          37,900



-----------------------------
(1) As required by the rules of the Securities and Exchange Commission, the dollar amounts reflected in these columns represent the hypothetical gain that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full option term. These assumed rates would result in a Common Stock price on May 8, 2001, the date the options first listed above expire, of $3.96 and $4.99 respectively. If these price appreciation assumptions are applied to all of the Company's outstanding Common Stock on the grant date, such Common Stock would appreciate in the aggregate by approximately $12 million and $27 million, respectively, over the same term. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Common Stock.

         The following table sets forth the aggregate number of shares of Common Stock subject to options held by the Named Executives at December 31, 1996.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                                                           Value of
                                                                        Number of Securities              Unexercised
                                                                         Underlying Unexer-              In-the-Money
                                                                          cized Options at                Options at
                                                                           Fiscal Year End              Fiscal Year End
                                Shares
                               Acquired                Value                Exercisable/                 Exercisable/
         Name               on Exercise(#)           Realized               Unexercisable                Unexercisable
         ----               --------------           --------           --------------------             -------------
Norman Gardner                     -                     -                 170,100/72,900                   -  /  -

Arshavir Gundjian                  -                     -                  73,250/  -                      -  /  -

William H. Watson, III             -                     -                  47,000/20,000                   -  /  -

Frank Cistone                      -                     -                  31,500/  -                      -  /  -



Employment Contracts

         The Company has an employment agreement with Dr. Arshavir Gundjian pursuant to which the Company has employed Dr. Gundjian through December 31, 1998, with two one-year renewal terms at the option of the Company. Should the Company choose not to exercise its option to reemploy Dr. Gundjian at the end of the initial term or the initial renewal term, the Company has agreed to engage Dr. Gundjian as a consultant on an annual basis at $82,500 per year. The agreement provides for a base salary of $165,000 per annum during Dr. Gundjian's employment, a cash bonus of up to $50,000 payable in respect of each year of his employment (or $25,000 in respect of each year of his consultancy, should the Company not exercise its option to reemploy Dr. Gundjian) if certain financial goals of the Company are met, and additional bonuses if additional financial goals are achieved. In addition, the Company has agreed to pay Dr. Gundjian's lodging and automobile expenses, as well as the cost of weekly travel from the Company's headquarters in Wayne, Pennsylvania to Dr. Gundjian's home in Montreal, Quebec.

         The agreement may be terminated by the Company for legal cause, or upon Dr. Gundjian's death or disability. In the event that Dr. Gundjian's employment is terminated without cause as a result of his disability or death, Dr. Gundjian (or his estate) is entitled to receive the balance of the base salary payable to him through the remaining term of the agreement.

         The agreement confirms the Company's ownership of all intellectual property developed during Dr. Gundjian's employment, and contains his undertaking not to compete with the Company for a period of three years from the termination of his employment.

Director Compensation

         The outside directors are each entitled to receive fees of $500 per meeting for their attendance at Board of Directors meetings. Effective January 1, 1991, the Company's Board of Directors informally agreed to suspend the payment of directors' fees pending improvement in the Company's cash flow. All directors have been and will be reimbursed for reasonable expenses incurred in connection with attendance at Board of Directors meetings.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In formulating compensation policy, the Compensation Committee continues to consider both the size and nature of the Company's current activities and the Company's future prospects. In light of the Company's relatively modest but growing revenues and its technologies and products which are believed to have significant future potential, the policies of the Compensation Committee are:

         To provide cash compensation for executive officers, principally in the form of salary, which is considered adequate but not excessive in light of the Company's limited resources. In addition, cash bonuses are paid upon attainment of specific goals.

         To provide incentive compensation, principally in the form of stock options, the value of which to the executive officers will reflect the degree to which future success is realized by the Company. In the case of Mr. Gardner, the Company has utilized and may in the future utilize stock option-based compensation as a partial substitute for cash compensation.

         The compensation of Mr. Gardner in his capacity as chief executive officer is determined from time to time by the Compensation Committee. In the view of the Compensation Committee, the chief executive officer is primarily responsible for the development and implementation of corporate strategy. During 1995, the Company, under Mr. Gardner's guidance, continued successfully to implement a business strategy emphasizing the development of revenues from the licensing of its technologies, augmented, in certain cases, by revenues from the sale of products. Mr. Gardner had the primary responsibility for implementing this strategy in 1995, and his success in this regard was reflected in Mr. Gardner's salary for 1996. The Committee believes that Mr. Gardner has continued to provide the Company with commendable leadership in this regard. During 1996, the Company's revenues grew more slowly than in the prior year, and operating results fell below expectations. Recognizing this, the Company and Mr. Gardner have agreed that his salary shall be temporarily reduced pending improvement in the Company's financial performance. While the Committee believes that this temporary reduction is appropriate in view of the Company's current financial circumstances, it does not see such reduction as mandated by Mr. Gardner's individual performance.

            As described in the text and tables set forth earlier in this Proxy Statement, Mr. Gardner has received options under the Company's stock option plans, reflecting the Committee's belief that this form of compensation is consistent with Mr. Gardner's responsibility for long term corporate strategy.

              The Compensation Committee of the Board of Directors:

                                William F. Drake
                                 Joel A. Pinsky


Performance Graph
         The following graph compares the cumulative shareholder return on the Common Stock of the Company, for the period from August 21, 1992 (when the Company first registered its Common Stock under the Securities Exchange Act of 1934, as amended) through December 31, 1996, with the cumulative total return of the NASDAQ Broad Market Index, and a Similar Market Capitalization Index. The NASDAQ Broad Market Index includes all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market, while the Similar Capitalization Index includes only issuers which are included in the NASDAQ Broad Market Index and had a market capitalization at August 21, 1992 of between $40 million and $50 million.


              In the printed version of the document a line graph
                    appears depicting the following plot points:

                    NASDAQ
DATE                 PEER                  NOCOPI                 NASDAQ
----                ------                 ------                 ------
8/21/92            $ 100.00               $ 100.00               $ 100.00
9/30/92            $  99.09               $  74.67               $ 103.62
12/31/92           $ 117.43               $ 124.44               $ 120.55
3/31/93            $ 122.54               $ 122.67               $ 122.81
6/30/93            $ 123.98               $ 106.67               $ 125.17
9/30/93            $ 135.98               $  92.44               $ 135.72
12/31/93           $ 139.37               $ 119.11               $ 138.38
3/31/94            $ 131.65               $  88.89               $ 132.56
6/30/94            $ 121.40               $  85.33               $ 126.37
9/30/94            $ 132.47               $  94.22               $ 136.83
12/31/94           $ 123.78               $  92.44               $ 135.27
3/31/95            $ 129.17               $ 126.22               $ 147.47
6/30/95            $ 141.38               $ 119.11               $ 168.68
9/30/95            $ 157.07               $ 124.44               $ 189.00
12/31/95           $ 155.79               $ 119.11               $ 191.34
3/31/96            $ 162.32               $ 104.93               $ 200.28
6/30/96            $ 173.19               $ 138.96               $ 216.62
9/30/96            $ 172.92               $  99.83               $ 224.33
12/31/96           $ 184.50               $  45.94               $ 235.34

Compliance with Section 16(a) of the Exchange Act
         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to the Company's fiscal year ended December 31, 1996 (and the written representations of certain persons that such persons were not required to file an annual report on Form 5 in respect of such year), except as described below, no person who, at any time during such fiscal year was a director or officer of the Company or beneficially owned ten percent or more of the outstanding common stock of the Company, failed to timely file reports required by Section 16(a) of the Exchange Act. Dr. Gundjian failed to timely file reports with respect to two sales of Common Stock by him and with respect to the acquisition by him of Common Stock purchase options, and Mr. Gardner failed to timely file one report with respect to the sale of Common Stock by him. All reports required to be filed by Dr. Gundjian and Mr. Gardner have subsequently been filed.


                              CERTAIN TRANSACTIONS

Pledge of Collateral
         The Company has a $1 million line of credit with a commercial bank. In connection with this line of credit, Messrs. Mundt and Gardner have pledged collateral, consisting of a certificate of deposit and marketable securities, having an aggregate value of not less than $1.3 million. The Company has agreed to reimburse Messrs. Mundt and Gardner in the event that the lender should liquidate the collateral pledged by them. The Company has not borrowed against this line of credit.

Other Transactions
         Joel A. Pinsky, Secretary, General Counsel and a director of the Company, is a partner in the Montreal law firm of Gross, Pinsky which rendered legal services to the Company during the fiscal year ended December 31, 1996. Gross, Pinsky has performed, and is expected to continue performing, legal services for the Company during the 1997 fiscal year.

         William F. Drake, a director of the Company, is of counsel to the law firm of Montgomery, McCracken, Walker & Rhoads, Philadelphia, Pennsylvania. Such law firm furnished legal services to the Company during the fiscal year ended December 31, 1996, and is expected to continue furnishing legal services to the Company during the 1997 fiscal year.

         For additional information regarding related party transactions, shareholders are directed to footnote 5, "Related Party Transactions," contained in the Notes to the Financial Statements of the Company appearing in the Annual Report on form 10-K for the year ended December 31, 1996 which is enclosed with this Proxy Statement.

         Except as otherwise described herein, no officer or director of the Company has, or proposes to have, any direct or indirect material interest by securities holdings, contract, or otherwise, in the Company, or in any assets of the Company, or in any purchase, the value of which will be affected by the operations of the Company.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority of the shares present which are entitled to vote thereon would be necessary to approve any such matters.


                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                      FOR ANNUAL MEETING TO BE HELD IN 1998

            Any proposal by a Shareholder to be presented at the Company's next Annual Meeting of Shareholders, currently expected to be held in June 1998, must be received at the offices of the Company, 230 Sugartown Road, Wayne, Pennsylvania 19087 not later than December 31, 1997.


                                  ANNUAL REPORT

            The Company's Annual Report for the year ended December 31, 1996, is enclosed herewith for your information. Portions of the Annual Report are incorporated by reference into this Proxy Statement and are considered part of the soliciting materials.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Joel A. Pinsky,
                                             Secretary

April 30, 1997

                                     PROXY
                            NOCOPI TECHNOLOGIES, INC.

                 Annual Meeting of Shareholders - June 9, 1997


         The undersigned hereby constitutes and appoints Rudolph Lutterschmidt and Donna Ciavarelli, and either of them, with full power of substitution, as proxies, to vote for the undersigned all shares of the common stock, par value $.01 of Nocopi Technologies, Inc., a Maryland corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 9, 1997 at 9:30 a.m., Eastern Daylight Savings Time, or at any adjournments thereof, upon the matters described in the accompanying proxy statement and upon such other matters as may properly come before the meeting. Said proxies are directed to vote or refrain from voting on the matters set forth in the accompanying proxy statement in the manner set forth on the reverse side of this proxy:

          (Continued and to be signed on reverse side)


A    /X/ Please mark your votes as in this example.

                      FOR                                WITHHELD

1.   ELECTION OF     /  /                                   / /
     DIRECTORS:
          For all listed nominees (except              Withhold Authority
          for the following persons, as to               for all listed
          whom authority to vote FOR is                    nominees.
          withheld)

     ---------------------------------------------------------------------

Nominees as directors:
Messrs. Drake, Gardner, Mundt, Patrone, Pinsky and Dr. Gundjian

                                                      FOR    AGAINST     ABSTAIN

2.   Ratification of the appointment of Coopers &     / /      / /        / /
     Lybrand L.L.P. as the Company's Independent
     Accountants.

         In the event that any of the above nominees for director are unable or unwilling to serve at the time of the meeting, the proxies are authorized to vote in their discretion for any substitute nominee(s) selected by the Board of Directors. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

          This proxy is solicited on behalf of the Board of Directors

         This proxy, when properly executed, will be voted in the manner directed on the face hereof. If no direction is made, this proxy will be vote FOR the above named nominees for election as directors and FOR Proposal 2.

         The undersigned represents that he has received the Company's Annual Report for the year ended December 31, 1996 and the Company's Proxy Statement furnished in connection with the Annual Meeting of Shareholders.

         Please date, sign and return this proxy card promptly in the accompanying envelope. No postage is required. If you furnish a proxy and subsequently attend the annual meeting in person, you may vote in person.


SIGNATURE__________________________________       DATE:________________


SIGNATURE__________________________________       DATE:________________
           Joint Signature (if necessary)


Note: Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please furnish full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.